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                                                                   EXHIBIT 10.14

                           SILVERSTREAM SOFTWARE, INC.

                          CONSULTING PARTNER AGREEMENT

1.        APPOINTMENT
SilverStream appoints Partner as a non-exclusive member of the SilverStream Consulting Partner Program in the Territory as listed on Exhibit A. Consulting Partner represents that it meets or will meet within sixty (60) days the program enrollment requirements specified in Exhibit B and agrees to maintain such qualification during the Term of this Agreement.

2.        TERM
This Agreement shall be for an initial term of one (1) year ("Initial Term") commencing on the date hereof and shall automatically renew for subsequent one
(1) year periods unless terminated as elsewhere herein provided.

3.        GRANT OF LICENSES
Subject to the terms and conditions of the Agreement, SilverStream hereby grants to the Consulting Partner, and the Consulting Partner hereby accepts a non-exclusive and non-transferable license to:

3.1. provide consulting services relating to SilverStream's software products ("SilverStream Products");

3.2. use SilverStream documentation ("Documentation") in connection with providing consulting services; and

3.3. Utilize applicable SilverStream Products, purchased by Consulting Partner under this Agreement, only in connection with the provision of consulting services. This Agreement does not provide Consulting Partner with any right to sell SilverStream Products to its customers or any third party. In addition, Consulting Partner shall pay SilverStream the applicable license fee for each SilverStream Product purchased by Consulting Partner.

4.        ANNUAL FEE
For each year of this Agreement, Consulting Partner shall pay SilverStream an initial enrollment fee or annual renewal fee ("Enrollment Fee") as set forth in Exhibit B, as such fees may be changed from time to time by SilverStream upon thirty (30) days prior written notice to Consulting Partner. The initial Enrollment Fee is due upon execution of this Agreement and renewal fee's are due upon renewal. All fees stated are payable in US Dollars.

5.        TAXES
Enrollment Fees are exclusive of all federal, state, municipal, excise, sales, use, value added, property or other similar taxes and import duties, all of which shall be paid by Consulting Partner, except for such taxes as are imposed on SilverStream's net income, which shall be paid by SilverStream. Consulting Partner is responsible for obtaining and providing to SilverStream any certificate of exemption or similar document required to exempt any sale from sales, use or similar tax liability.

6.        OBLIGATIONS OF THE CONSULTING PARTNER
Consulting Partner shall undertake all obligations set forth as Program Requirements on Exhibit B, including but not limited to:

6.1. Consulting Partner shall arrange for one or more of its employees to complete a designated training course offered by SilverStream or a SilverStream Training Partner within sixty (60) days after entering into this Agreement. Upon completion of the training course, the employee shall become certified by submitting a certification application and passing a certification examination. In order to retain certification status, certified personnel must be re-certified based upon new versions of SilverStream Products.

6.2. Consulting Partner shall provide, at its own expense, appropriate computer equipment for the consulting services.

6.3. SilverStream may publish Consulting Partner's name in any directory SilverStream publishes from time to time.

7.        PROTECTION OF PROPRIETARY MATERIAL

7.1. As used herein, "SilverStream Proprietary Material" shall mean any information or material received by Consulting Partner from SilverStream and identified by SilverStream as proprietary or confidential, whether in oral, written, graphic or machine-readable form, including, but not limited to, manuals, overhead transparencies, examples, concepts, ideas, know-how and technology, provided that "SilverStream Proprietary Material" shall not include information and data which (a) is now or later becomes available in the public domain without the fault of Consulting Partner; (b) is disclosed or made available to Consulting Partner by a third party without restrictions and without breach of any relationship of confidentiality; or (c) is independently developed by Consulting Partner without access for reference to SilverStream Proprietary Material. Consulting Partner shall not disclose any SilverStream Proprietary Material to any third party except as authorized by this Agreement or by SilverStream in writing or as required by judicial or governmental process or procedure.


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7.2.      Consulting Partner acknowledges that SilverStream retains all title, copyright and other proprietary rights in and to the SilverStream Products and Documentation including any and all copies, modifications and translations thereof and derivative works based thereon.

7.3. Consulting Partner shall not make copies of any of the SilverStream Products and Documentation without the written permission of SilverStream. Consulting Partner shall not remove any copyright or proprietary rights notice included in or on any of the SilverStream Products and Documentation, and shall reproduce all such notices in or on all copies made by Consulting Partner.

7.4. Consulting Partner agrees that it will not use the SilverStream Products and Documentation, any portion thereof, or any works derived therefrom for any purpose other than providing consulting services as authorized hereunder.

8.        LIMITATION OF LIABILITY
Consulting Partner is solely responsible for the proper conduct of the consulting services by qualified personnel, and all other matters under its control. In no event shall SilverStream be liable for special, incidental or consequential damages, including any damages resulting from loss of use, loss of data, loss of profits or loss of business, even if SilverStream has been advised of the possibility of such damages. Consulting Partner agrees to indemnify and hold SilverStream harmless from and against any and all claims, demands, costs and liabilities (including attorneys' fees) of any kind whatsoever, arising directly or indirectly out of Consulting Partner's conduct of consulting services or other actions or omissions of Consulting Partner in connection with this Agreement

9.        PATENTS AND TRADEMARKS

9.1. Ownership of Patents and Trademarks. All patents, trademarks, tradenames, domain names, copyrights, logos and designs used by SilverStream in connection with its business shall be and remain the property of SilverStream, or the owner of such as applicable, and no rights to duplicate such property shall accrue to Consulting Partner unless expressly provided herein or unless written permission is granted by SilverStream.

9.2. Use of SilverStream's Tradenames and Trademarks. Consulting Partner shall include and shall not alter, obscure or remove any trademark or tradename used or claimed by SilverStream, or any markings, logos, colors or other insignia which are contained on or in or affixed to any Consulting Materials (collectively with any domain name including the word "SilverStream", the "SilverStream Marks").

          9.2.1. Subject to the terms and conditions of this Agreement, SilverStream hereby grants to Consulting Partner during the term of this Agreement a non-exclusive, non-assignable and non-transferable right and license to use the SilverStream Marks in the conduct of its business in a style and manner approved by SilverStream in writing prior to such use. Consulting Partner shall forward to SilverStream for its prompt review and approval any and all forms of proposed advertising or promotional materials of Consulting Partner, which include a SilverStream Mark. Consulting Partner may, in advertising, promotional materials, letterheads, invoices, and other appropriate documents, describe itself as a "Authorized Consulting Partner of SilverStream Software, Inc."

          9.2.2. Consulting Partner agrees it is not authorized under this Agreement to use any SilverStream Marks in connection with any business conducted by Consulting Partner other than the conduct of consulting services in accordance with the terms of this Agreement.

          9.2.3. Consulting Partner will not, during or after the term of this Agreement, claim any ownership or similar interest in any of the SilverStream Marks.

          9.2.4. Nothing herein shall give Consulting Partner any right, title, or interest in the SilverStream Marks except the right to use the same during the term of this Agreement and in accordance with its terms. Any use of the SilverStream Marks by or with the authority of Consulting Partner shall inure to the benefit of SilverStream.

          9.2.5. Consulting Partner agrees it shall not, and it shall not cause or assist any third party to, register or attempt to register, in its own name or otherwise, any of the SilverStream Marks or any other trademarks, service marks, or slogans owned by or associated with SilverStream or any derivative of any of these. In the event that Consulting Partner secures or has secured in any jurisdiction any rights to any of the SilverStream Marks or any of such other marks or slogans which are prior to or greater than the rights owned by SilverStream, then Consulting Partner shall immediately notify SilverStream of same, and, upon written request from SilverStream, assign all Consulting Partner's right, title, and interest therein to SilverStream (or its designee).

          9.2.6. Consulting Partner agrees to notify SilverStream in writing of any apparent infringement of any of the SilverStream Marks, which comes to the attention of Consulting Partner.

          9.2.7. Upon termination of this Agreement for any reason, all rights and licenses granted to Consulting Partner hereunder shall terminate and revert immediately to SilverStream and Consulting Partner shall immediately cease using the SilverStream Marks.

          9.2.8. Consulting Partner acknowledges and agrees that the SilverStream Marks have a unique character giving them a peculiar value, the loss of which cannot reasonably or adequately be compensated for by monetary damages, and that the violation by Consulting Partner of the provisions hereof concerning the same or of SilverStream's rights therein are likely to cause irreparable damage and injury. Consulting Partner hereby expressly agrees that SilverStream will be entitled to equitable relief to prevent or cure any violation or infringement or threatened violation or infringement of



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          SilverStream's rights in the SilverStream Marks.

9.3. SilverStream shall be entitled to review the Consulting Partner's operation from time to time, and, upon reasonable notice to Consulting Partner, conduct periodic quality reviews of Consulting Partner's operation. Consulting Partner shall comply with all SilverStream quality standards established from time to time by SilverStream. This Agreement may be terminated by SilverStream upon thirty (30) days' written notice in the event Consulting Partner fails to comply with SilverStream's quality standards, which failure remains uncured for thirty (30) days after notice thereof from SilverStream.

10.       TERMINATION, DEFAULT AND REMEDIES

10.1. After the Initial Term, this Agreement may be terminated by either party, without cause, upon written notice to the other party giving ninety (90) days notice at any time during the term of this Agreement.

10.2. Upon the occurrence of any of the following acts or events ("Events of Default"), Consulting Partner shall be in default and breach of this Agreement.

          10.2.1. Failure to make any payment when due hereunder which failure remains uncured for fourteen days (14) days after notice thereof from SilverStream.

          10.2.2. Failure to perform any of its covenants, obligations or responsibilities under this Agreement which failure remains uncured for fourteen (14) days after notice thereof from SilverStream.

          10.2.3. Dissolution, termination of existence, liquidation, insolvency or business failure of Consulting Partner or the institution of any bankruptcy proceeding against or by Consulting Partner, or the appointment of a custodian or receiver for Consulting Partner or any part of its property if such bankruptcy proceeding or appointment is not terminated or dismissed within thirty (30) days.

          10.2.4. Assignment or attempted assignment of this Agreement by Consulting Partner.

10.3. Upon the occurrence of an Event of Default, SilverStream, in its sole discretion, shall have the right to immediately terminate this Agreement by written notice to Consulting Partner.

10.4. Upon the termination of this Agreement, Consulting Partner shall (i) cease immediately from acting as a Consulting Partner of SilverStream and return all SilverStream Products used for consulting purposes to SilverStream, (ii) pay to SilverStream, in full within thirty (30) days of such termination, all amounts owed to SilverStream, (iii) cooperate with SilverStream in completing all outstanding obligations to its customers, and (iv) cease making use of any printed material, trademarks, trade name or domain name identified with SilverStream without the express written consent of SilverStream The provisions set forth in Sections 7, 8, 9, 10, 11, and 12 shall survive the termination of this Agreement.

10.5. SilverStream shall have no liability to Consulting Partner for damages of any kind, including indirect, incidental or consequential damages, on account of the termination of this Agreement. Without limiting the generality of the foregoing, SilverStream shall not be liable to Consulting Partner for reimbursement or damages for the loss of goodwill, prospective profits or anticipated sales, or on account of any expenditures, investment, leases or commitments made by Consulting Partner or for any other reason whatsoever based upon, or growing out of, such termination or expiration.

11.       NOTICES
Notices shall be deemed delivered when delivered personally or by telecopier, three (3) business days after dispatch by overnight delivery services, or five
(5) business days after mailing addressed to the respective party at the address shown below, or such other address as such party may specify by notice given as provided herein.

12.       GENERAL
This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supercedes any and all prior oral and written agreements, understandings and quotations relating thereto, provided, however, that SilverStream shall also provide to Consulting Partner the benefits described in Exhibit A if Consulting Partner meets the requirements and performs its obligations as set forth herein and therein. No waiver, alteration, modification, or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by the parties. This Agreement will be governed by, construed and enforced in accordance with the substantive law of The Commonwealth of Massachusetts and the courts located in Massachusetts shall have exclusive jurisdiction to resolve any disputes arising out of or relating to this Agreement. Each of the parties hereby consents to the jurisdiction of such courts and waives any defense of inconvenient or improper forum. The parties hereto shall be considered independent contractors and neither party shall have any right or authority to act in the name or on behalf of the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the date first above written.

SilverStream Software, Inc.              Consulting Partner

By:                                      By:
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Title:                                   Title:
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Date:                                    Date:
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CONFIDENTIAL                                                                1999